Exhibit 99.1
News Release
FOR IMMEDIATE RELEASE
Melanie Gretzon
Director, Corporate Services
Merge Healthcare
414.977.4000
ir@mergehealthcare.com
Press Contact
Beth Frost-Johnson
Senior Vice President, Marketing
Merge Healthcare
414.977.4254
marketing@mergehealthcare.com
MERGE HEALTHCARE ANNOUNCES $20 MILLION FINANCING
THROUGH THE PRIVATE PLACEMENT OF SENIOR SECURED DEBT AND COMMON STOCK AND
AGREEMENT IN PRINCIPLE REGARDING THE SETTLEMENT OF ITS SECURITIES CLASS ACTION LAWSUIT
Milwaukee, WI, May 22, 2008 — Merge Healthcare Incorporated (NASDAQ: MRGE; TSX: MRG), a leading medical imaging software and services provider, announced that it has entered into a securities purchase agreement and related agreements with Merrick RIS, LLC (“Merrick”) for $20 million in financing through a private placement. Pursuant to the terms of the private placement, the Company intends to sell (i) a $15 million senior secured term note due 2010 and 6,800,000 shares of the Company’s common stock as partial consideration for the term note and (ii) 14,285,715 shares of the Company’s common stock at a price per share of $.35. The private placement was made pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (“Securities Act”). The private placement is scheduled to close on or about June 3, 2008, subject to customary closing conditions and the delivery of the shareholder notice described below. After giving effect to the payment of certain transactions costs, closing fees and the payment of prepaid interest, the net proceeds of the private placement to the Company will equal approximately $16.6 million.
The term note will bear interest at 13.0% per annum, payable quarterly. The Company is required to prepay at the closing the first two interest payments. The principal amount of the term note will be payable in a single installment on the second anniversary date of the closing of the transaction. Merrick may require the Company to redeem the term note in full if a change of control occurs. If the change of control results in the payment of consideration to the Company’s shareholders equal to or exceeding $1.75 per share, the redemption price of the term note shall be at par. If such consideration is less than $1.75 per share, the redemption premium shall be (i) 120%of par if the change of control occurs within one year of the closing date, or (ii) 118% of par if the change of control occurs anytime thereafter. The term note may also be voluntarily prepaid at 120% of par at any time.
The term note contains various operating and financial covenants, including a requirement that the Company have positive adjusted EBITDA for the last fiscal quarter of 2008 and cumulatively thereafter through the term of the note. The term note also contains event of default provisions including, but not limited to, failure to pay, breach of financial or operating covenants, and certain events of bankruptcy or insolvency. The term note will be a senior secured obligation and will be senior to the Company’s existing and future indebtedness. The term note will be secured by all of the Company’s United States and Canadian assets.
In connection with the private placement, Merrick shall be entitled to designate five persons to replace five of the eleven current directors on the Company’s Board of Directors, effective immediately upon the closing of the private placement. The Company has also agreed that Merrick will continue to have the right to designate five persons to be nominated for election to the Board of Directors in the future, subject to reduction upon a decrease in Merrick’s ownership percentage in the Company.

The Company has entered into a registration rights agreement in connection with the private placement pursuant to which it has agreed to register with the Securities and Exchange Commission for public resale the common stock under certain circumstances.
The Company amended its Rights Agreement so that the private placement and related transactions do not trigger the distribution of rights under the plan.
The term note and the shares of the Company’s common stock to be issued in the private placement will not be registered under the Securities Act, or any state securities laws and once issued may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The term note and shares of the Company’s common stock are being sold pursuant to an exemption from the registration requirements of the Securities Act afforded by Regulation D of the Securities Act. Resales of the term note and the shares of the Company’s common stock will be restricted.
Agreement in Principle Regarding the Securities Class Action Settlement
Merge Healthcare also today announced that it had entered into an agreement in principle with the plaintiff in the consolidated securities class action suits filed against Merge Healthcare. The agreement in principle provides for the settlement, release and dismissal of all claims asserted against Merge and the individual defendants in the litigation. In exchange, Merge Healthcare has agreed to a one time cash payment of $3,025,000 to the plaintiff and Merge’s primary and one of its excess D&O insurance carriers have agreed to a one time cash payment of $12,975,000 to the plaintiff, for a total of $16 million. The settlement is subject to, among other things, the closing of the financing described above, the drafting and execution of the final settlement documents, and the approval of the settlement by the court.
Nasdaq Marketplace Rules Exception
In connection with the private placement, the Company received from the Nasdaq Listing Qualifications Department an exception from compliance with certain of the Nasdaq Marketplace Rules. The Nasdaq’s Marketplace Rules require, among other things, listed companies to obtain shareholder approval prior to the sale or issuance of common stock in connection with a transaction: (i) other than a public offering, involving the sale, issuance or potential issuance by a listed company of common stock equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock and (ii) that would result in a change in control of the listed company under the Nasdaq rules. However, it is possible to obtain an exception to these requirements if a listed company is in financial distress. Due to its immediate cash concerns, the Company determined that delaying the transaction in order to seek shareholder approval would jeopardize its financial viability. As a result, the Company requested and received a waiver from the shareholder approval rules from the Nasdaq’s Listing Qualifications Department in order to proceed with the transaction without receipt of prior shareholder approval.
The Audit Committee of the Board of Directors expressly authorized the Company to obtain and rely on this exception under the Nasdaq rules. The Company is also notifying all of its shareholders of this transaction by mail prior to the issuance of the common stock.
Commenting on the financing and the agreement in principle, the Company’s President and Chief Executive Officer, Mr. Rardin, stated, “We are pleased that Merrick has partnered with the Company and provided this financing package. The financing should provide us with the necessary liquidity as we continue our attempts to grow our revenues and align expenses with the revenues of the business and regain our position as a growing and profitable provider of healthcare diagnostic imaging software and services. This financing combined with the ongoing cost reduction plans that started with the February restructuring and the refocusing of the business on the North America RIS-PACS and teleradiology markets and the Cedara OEM business allows the company to focus on its core strengths. Additionally, we look forward to the strategic advice and counsel Merrick will provide to the Company as we move forward.” Mr. Rardin further stated “The agreement in principle to settle the securities class action is another significant step forward for Merge Healthcare, especially when coupled with the previously announced agreement in principle to settle the Company’s derivative action. We are excited that we can now focus on the go forward strategy of Merge Healthcare.”
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The Company is a market leader in the development and delivery of medical imaging and information management software and services. Our innovative software solutions use leading-edge imaging software technologies that accelerate market delivery for our OEM customers, while our end-user solutions improve our customers’ productivity and enhance the quality of patient care they provide. For additional information, visit our website at www.mergehealthcare.com.
Cautionary Notice Regarding Forward-Looking Statements
This announcement may include forward-looking statements within the meaning and subject to the protections of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this announcement, the words “will,” “believes,” “intends,” “anticipates,” “expects” and similar expressions of the future are intended to assist you in identifying such forward-looking statements. Such forward-looking statements include, among others, statements regarding: our sale of the term note and common stock in the financing and the use of proceeds therefrom, our future business prospects, our ability to execute on our strategies to grow our business and our ability to settle the class action on the terms described herein. Although the Company presently believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company does not give, and cannot give, any assurance that those expectations will be achieved.
Any number of factors could cause the actual results to differ from the results contemplated by such forward-looking statements, including, but not limited to: our ability to close the financing or close the financing on the terms describe above; risks and effects of the past restatement of financial statements of the Company and other actions that may be taken or required as a result of such restatement; risks associated with the Company’s inability to meet the requirements of The Nasdaq Stock Market for continued listing, including possible delisting; costs, risks and effects of legal proceedings and investigations, including the formal investigation being conducted by the Securities and Exchange Commission and class action, derivative, and other lawsuits; the uncertainty created by and the adverse impact on relationships with customers, potential customers, suppliers and investors potentially resulting from, and other risks associated with, the changes in the Company’s senior management and board composition and the significant investment by Merrick; the court in the class action settlement failing to approve the proposed settlement; the plaintiff, the codefendants or the insurance carriers failing to settle the case on the terms agreed to in the agreement in principle; risks in product and technology development, market acceptance of new products and continuing product demand; the impact of competitive products and pricing; continued negative effects of the DRA; limited acceptance of digital modalities and RIS-PACS and workflow technologies; the Company’s ability to integrate acquisitions; the dilution resulting from our financing; changing economic conditions; credit and payment risks associated with end-user sales, the Company’s dependence on major customers; the Company’s dependence on key personnel; and other risk factors detailed in the Company’s filings with the Securities and Exchange Commission.
You should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. We do not have, or undertake any obligation to, publicly update, revise or correct any of the forward-looking statements after the date of this announcement, or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise. This announcement should be read in conjunction with the risk factors, financial information and other information contained in the filings that the Company makes and previously has made with the Securities and Exchange Commission.